UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2021

CHENIERE ENERGY, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-16383	95-4352386
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Milam Street, Suite 1900

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 375-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.003	LNG	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 11, 2021 (the “Issue Date”), Cheniere Energy Partners, L.P. (the “Partnership”), a subsidiary of Cheniere Energy, Inc. (“CEI”), closed the sale of its previously announced offering of $1.5 billion aggregate principal amount of its 4.000% Senior Notes due 2031 (the “Notes”). The sale of the Notes was not registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Notes were sold on a private placement basis in reliance on Section 4(a)(2) of the Securities Act and Rule 144A and Regulation S thereunder.

Fifth Supplemental Indenture

The Notes were issued on the Issue Date pursuant to the indenture, dated as of September 18, 2017 (the “Base Indenture”), by and among the Partnership, the Guarantors, and The Bank of New York Mellon, as Trustee under the Indenture (the “Trustee”), as supplemented by the Fifth Supplemental Indenture dated as of the Issue Date, among the Partnership, the Guarantors and the Trustee, relating to the Notes (the “Fifth Supplemental Indenture”). The Base Indenture as supplemented by the Fifth Supplemental Indenture is referred to herein as the “Notes Indenture.”

Under the terms of the Fifth Supplemental Indenture, the Notes will mature on March 1, 2031 and will accrue interest at a rate equal to 4.000% per annum on the principal amount from the Issue Date, with such interest payable semi-annually, in cash in arrears, on March 1 and September 1 of each year, beginning on September 1, 2021.

The Notes are the Partnership’s senior obligations, ranking equally in right of payment with the Partnership’s other existing and future unsubordinated debt and senior to any of its future subordinated debt. The Notes are unconditionally guaranteed by each of the Partnership’s subsidiaries in existence on the Issue Date (including, for the avoidance of doubt, Sabine Pass LNG, L.P. (“SPLNG”) and Cheniere Creole Trail Pipeline, L.P.), with the exception of Sabine Pass Liquefaction, LLC and Sabine Pass LNG-LP, LLC.

The obligations under the Partnership’s senior secured credit facilities due 2024 (the “2019 CQP Credit Facilities”) are secured on a first-priority basis (subject to permitted encumbrances) with liens on (i) substantially all the existing and future tangible and intangible assets and rights of the Partnership and the Guarantors and equity interests in the Guarantors (except, in each case, for certain excluded properties set forth in the 2019 CQP Credit Facilities) and (ii) substantially all of the real property of SPLNG (except for excluded properties referenced in the 2019 CQP Credit Facilities). The Notes will be secured to the same extent as such obligations under our 2019 CQP Credit Facilities are so secured in the event that the aggregate amount of secured Indebtedness of the Partnership and the Guarantors (other than the Notes or any other series of notes issued under the Base Indenture) outstanding at any one time exceeds the greater of (i) $1.5 billion and (ii) 10% of net tangible assets (such period, the “Security Requirement Period”). The liens securing the Notes, if applicable, will be shared equally and ratably (subject to permitted liens) with the holders of other senior secured obligations, which include the 2019 CQP Credit Facilities obligations and any future additional senior secured debt obligations. As of the Issue Date, the Security Requirement Period will not be applicable, and the notes will be unsecured.

The Partnership may, at its option, redeem some or all of the Notes at any time on or after March 1, 2026, at the redemption prices set forth in the Fifth Supplemental Indenture. Prior to such time, the Partnership may redeem some or all of the Notes at a redemption price equal to 100% of the aggregate principal amount of the Notes redeemed, plus the “applicable premium” set forth in the Fifth Supplemental Indenture and accrued and unpaid interest, if any, to, but not including, the redemption date. In addition, before March 1, 2024, the Partnership may redeem up to 35% of the aggregate principal amount of the Notes with an amount of cash not greater than the net cash proceeds from certain equity offerings at a redemption price equal to 104.000% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

The Notes Indenture also contains customary terms and events of default and certain covenants that, among other things, limit the ability of the Partnership and the Guarantors to incur liens and sell assets, the ability of the Partnership and its subsidiaries to enter into transactions with affiliates, the ability of the Partnership and the Guarantors to enter into sale-leaseback transactions and the ability of the Partnership and the Guarantors to consolidate, merge or sell, lease or otherwise dispose of all or substantially all of the applicable entity’s properties or assets. The Notes Indenture covenants are subject to a number of important limitations and exceptions.

The foregoing descriptions of the Fifth Supplemental Indenture is qualified in its entirety by reference to the full text of the Fifth Supplemental Indenture, which is filed as Exhibit 4.1 hereto and is incorporated by reference herein. The foregoing description of the Base Indenture is qualified in its entirety by reference to the full text of the Base Indenture, which is incorporated by reference herein. A copy of the Base Indenture was filed as Exhibit 4.1 to the Current Report dated September 18, 2017, filed by the Partnership on Form 8-K. Any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Notes Indenture.

Registration Rights Agreement

In connection with the closing of the sale of the Notes, the Partnership, the Guarantors and J.P. Morgan Securities LLC, as representative of the respective Initial Purchasers, entered into a Registration Rights Agreement dated the Issue Date (the “Registration Rights Agreement”). Under the terms of the Registration Rights Agreement, the Partnership and the Guarantors have agreed to use commercially reasonable efforts to file with the U.S. Securities and Exchange Commission and cause to become effective a registration statement with respect to an offer to exchange any and all of the Notes, for a like aggregate principal amount of debt securities of the Partnership issued under the Notes Indenture and identical in all material respects to the respective Notes sought to be exchanged (other than with respect to restrictions on transfer or to any increase in annual interest rate), and that are registered under the Securities Act. The Partnership and the Guarantors have agreed to use commercially reasonable efforts to cause such registration statement to become effective within 360 days after the Issue Date. Under specified circumstances, the Partnership and the Guarantors have also agreed to use commercially reasonable efforts to cause to become effective a shelf registration statement relating to resales of the Notes. The Partnership will be obligated to pay additional interest if it fails to comply with its obligations to register the Notes within the specified time periods.

This description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this report regarding the Notes is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On March 11, 2021, the Partnership issued a press release announcing the early tender results of the previously announced tender offer and consent solicitation, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, the Notes, it does not constitute an offer to purchase, or a solicitation of an offer to sell, the 2025 Notes and it shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1*	Fifth Supplemental Indenture, dated as of March 11, 2021, among Cheniere Energy Partners, L.P., the guarantors party thereto and The Bank of New York Mellon, as Trustee under the Indenture (incorporated by reference to Exhibit 4.1 to Cheniere Energy Partners, L.P.’s Current Report on Form 8-K (SEC File No. 001-33366), filed on March 11, 2021).

10.1*	Registration Rights Agreement, dated as of March 11, 2019, among Cheniere Energy Partners, L.P., the guarantors party thereto and J.P. Morgan Securities LLC (incorporated by reference to Exhibit 10.1 to Cheniere Energy Partners, L.P.’s Current Report on Form 8-K (SEC File No. 001-33366), filed on March 11, 2021).

99.1*	Press Release, dated March 11, 2021 entitled “Cheniere Partners Announces Early Tender Results of Cash Tender Offer and Consent Solicitation For Any and All of its 5.250% Senior Notes Due 2025” (incorporated by reference to Exhibit 99.1 to Cheniere Energy Partners, L.P.’s Current Report on Form 8-K (SEC File No. 001-33366), filed on March 11, 2021).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Dated: March 11, 2021	By:	/s/ Zach Davis
	Name:	Zach Davis
	Title:	Senior Vice President and Chief Financial Officer

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